UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): September 14, 2004

Zonagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21198 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)

(281) 719-3400
(Registrant’s telephone number, including area code)

Item 8.01.  Other Information

     Zonagen, Inc. announced in a press release on September 14, 2004 that all thirty patients have been enrolled and have completed initial dosing and initial safety assessment in the Company’s study of Progenta™ for the oral treatment of women with uterine fibroids. The study was initiated on June 29, 2004. The study is being conducted in Warsaw, Poland.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01.  Financial Statements and Exhibits

c.  Exhibits

Exhibit Number 99.1	Description Press Release dated September 14, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonagen, Inc.
Date: September 16, 2004.	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description Press Release dated September 14, 2004.